EXHIBIT 99.1

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT

SECOND QUARTER 2006

UNAUDITED

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT

SECOND QUARTER 2006

UNAUDITED

Page
Consolidated Income Statement	1
Consolidated Balance Sheet	2
Capital Ratios and Asset Quality Ratios	2
Results of Businesses
Summary of Business Results and Period-end Employees	3
Retail Banking	4-5
Corporate & Institutional Banking	6
BlackRock	7
PFPC	8
Details of Net Interest Income, Net Interest Margin, and Trading Revenue	9
Efficiency Ratios	10
Average Consolidated Balance Sheet and Supplemental Average Balance Sheet Information	11-12
Details of Loans and Lending Statistics	13
Allowances for Loan and Lease Losses and Unfunded Loan Commitments and Letters of Credit and Net Unfunded Commitments	14
Details of Nonperforming Assets	15-16
Glossary of Terms	17-19
Business Segment Products and Services	20

The information contained in this Financial Supplement is preliminary, unaudited and based on data available at July 19, 2006. We have reclassified certain prior period amounts included in this Financial Supplement to be consistent with the current period presentation.

As disclosed in our 2005 Form 10-K, in October 2005 Market Street Funding (“Market Street”), a multi-seller asset-backed commercial paper conduit owned by an independent third party and administered by PNC Bank, N.A., was restructured. As a result, Market Street was deconsolidated from our Consolidated Balance Sheet effective October 17, 2005. This deconsolidation is reflected in the information contained in this Financial Supplement. We had previously consolidated Market Street under the provisions of FIN 46R effective July 1, 2003.

This information speaks only as of the particular date or dates included in the schedules. We do not undertake any obligation to, and disclaim any duty to, correct or update any of the information provided in this Financial Supplement. Our future financial performance is subject to risks and uncertainties as described in our SEC filings.

THE PNC FINANCIAL SERVICES GROUP, INC.

Consolidated Income Statement (Unaudited)

For the three months ended - in millions, except per share data	June 30 2006	March 31 2006	December 31 2005	September 30 2005	June 30 2005
Interest Income
Loans	$797	$747	$727	$718	$646
Securities available for sale and held to maturity	255	243	233	219	198
Other	74	76	74	58	57

Total interest income	1,126	1,066	1,034	995	901

Interest Expense
Deposits	379	327	305	270	224
Borrowed funds	191	183	174	166	143

Total interest expense	570	510	479	436	367

Net interest income	556	556	555	559	534
Provision for (recoveries of) credit losses	44	22	24	16	(27)

Net interest income less provision for (recoveries of) credit losses	512	534	531	543	561

Noninterest Income
Asset management	429	461	431	364	334
Fund servicing	210	221	213	218	219
Service charges on deposits	80	73	74	73	67
Brokerage	63	59	57	56	57
Consumer services	94	89	80	76	73
Corporate services	157	135	143	121	113
Equity management gains	54	7	16	36	12
Net securities losses	(8)	(4)	(4)	(2)	(26)
Trading	55	57	49	47	11
Other	96	87	95	127	69

Total noninterest income	1,230	1,185	1,154	1,116	929

Noninterest Expense
Compensation	558	555	556	545	481
Employee benefits	76	87	77	86	86
Net occupancy	83	79	82	86	72
Equipment	80	77	75	73	74
Marketing	22	20	31	30	25
Other	330	353	324	339	302

Total noninterest expense	1,149	1,171	1,145	1,159	1,040

Income before minority and noncontrolling interests and income taxes	593	548	540	500	450
Minority and noncontrolling interests in income of consolidated entities	15	13	4	14	9
Income taxes	197	181	181	152	159

Net income	$381	$354	$355	$334	$282

Earnings Per Common Share
Basic	$1.30	$1.21	$1.22	$1.16	$.99
Diluted	$1.28	$1.19	$1.20	$1.14	$.98

Average Common Shares Outstanding
Basic	293	292	290	289	285
Diluted	297	296	294	292	288

Noninterest income to total revenue	69%	68%	68%	67%	63%

Effective tax rate	33.2%	33.0%	33.5%	30.4%	35.3%

THE PNC FINANCIAL SERVICES GROUP, INC.

Consolidated Balance Sheet (Unaudited)

In millions, except par value	June 30 2006	March 31 2006	December 31 2005	September 30 2005	June 30 2005
Assets
Cash and due from banks	$3,438	$3,206	$3,518	$3,474	$3,442
Federal funds sold and resale agreements	675	511	350	907	89
Other short-term investments, including trading securities	2,005	2,641	2,543	2,553	2,203
Loans held for sale	2,165	2,266	2,449	2,377	2,275
Securities available for sale and held to maturity	21,724	21,529	20,710	20,658	20,437
Loans, net of unearned income of $828, $832, $835, $856, and $847	50,548	49,521	49,101	50,510	49,317
Allowance for loan and lease losses	(611)	(597)	(596)	(634)	(628)

Net loans	49,937	48,924	48,505	49,876	48,689
Goodwill	3,636	3,638	3,619	3,470	3,418
Other intangible assets	862	844	847	755	752
Other	10,472	9,698	9,413	9,171	9,489

Total assets	$94,914	$93,257	$91,954	$93,241	$90,794

Liabilities
Deposits
Noninterest-bearing	$14,434	$14,250	$14,988	$14,099	$13,751
Interest-bearing	49,059	46,649	45,287	46,115	44,922

Total deposits	63,493	60,899	60,275	60,214	58,673
Borrowed funds
Federal funds purchased	3,320	3,156	4,128	1,477	2,701
Repurchase agreements	2,136	2,892	1,691	2,054	2,042
Bank notes and senior debt	3,503	3,362	3,875	3,475	2,920
Subordinated debt	4,329	4,387	4,469	4,506	4,105
Commercial paper	10	120	10	3,447	3,998
Other	2,353	2,523	2,724	3,415	2,440

Total borrowed funds	15,651	16,440	16,897	18,374	18,206
Allowance for unfunded loan commitments and letters of credit	103	103	100	79	84
Accrued expenses	2,635	2,585	2,770	2,637	2,358
Other	3,573	3,822	2,759	3,025	2,723

Total liabilities	85,455	83,849	82,801	84,329	82,044

Minority and noncontrolling interests in consolidated entities	632	627	590	595	507

Shareholders’ Equity
Preferred stock (a)
Common stock - $5 par value Authorized 800 shares, issued 353 shares	1,764	1,764	1,764	1,764	1,764
Capital surplus	1,385	1,349	1,358	1,358	1,353
Retained earnings	9,449	9,230	9,023	8,814	8,626
Deferred compensation expense	(60)	(44)	(59)	(64)	(70)
Accumulated other comprehensive loss	(510)	(394)	(267)	(200)	(41)
Common stock held in treasury at cost: 58, 57, 60, 62, and 62 shares	(3,201)	(3,124)	(3,256)	(3,355)	(3,389)

Total shareholders’ equity	8,827	8,781	8,563	8,317	8,243

Total liabilities, minority and noncontrolling interests, and shareholders’ equity	$94,914	$93,257	$91,954	$93,241	$90,794

CAPITAL RATIOS
Tier 1 risk-based (b)	8.8%	8.8%	8.3%	8.4%	8.3%
Total risk-based (b)	12.4	12.5	12.1	12.5	11.9
Leverage (b)	7.7	7.6	7.2	7.1	7.2
Tangible common equity	5.2	5.2	5.0	4.9	5.0
Common shareholders’ equity to assets	9.3	9.4	9.3	8.9	9.1

ASSET QUALITY RATIOS
Nonperforming assets to loans, loans held for sale and foreclosed assets	.44%	.40%	.42%	.29%	.32%
Nonperforming loans to loans	.41	.37	.39	.25	.27
Net charge-offs to average loans (For the three months ended) (c)	.24	.15	.33	.12	(.32)
Allowance for loan and lease losses to loans	1.21	1.21	1.21	1.26	1.27
Allowance for loan and lease losses to nonperforming loans	294	328	314	499	476

(a)	Less than $.5 million at each date.
(b)	Estimated for June 30, 2006.
(c)	This ratio for the three months ended June 30, 2005 reflects the impact of a $53 million loan recovery during that quarter. Excluding the impact of this recovery, the ratio of net charge-offs to average loans for the second quarter of 2005 would have been .13%.

THE PNC FINANCIAL SERVICES GROUP, INC.

Summary	of Business Results and Period-end Employees (Unaudited)

Three months ended – dollars in millions (a)	June 30 2006	March 31 2006	December 31 2005	September 30 2005	June 30 2005
Earnings
Retail Banking	$185	$190	$195	$176	$162
Corporate & Institutional Banking	116	105	108	118	144
BlackRock	63	71	73	61	53
PFPC	26	27	29	28	24

Total business segment earnings	390	393	405	383	383
Minority interest in income of BlackRock	(19)	(22)	(22)	(19)	(16)
Other	10	(17)	(28)	(30)	(85)

Total consolidated net income	$381	$354	$355	$334	$282

Revenue (b)
Retail Banking	$782	$753	$755	$740	$710
Corporate & Institutional Banking	382	340	358	346	321
BlackRock (c)	365	410	375	320	276
PFPC (d)	208	218	209	211	212

Total business segment revenue	1,737	1,721	1,697	1,617	1,519
Other	55	27	25	65	(49)

Total consolidated revenue	$1,792	$1,748	$1,722	$1,682	$1,470

(a)	This summary also serves as a reconciliation of total earnings and revenue for all business segments to total consolidated net income and revenue. Our business segment information is presented based on our management accounting practices and our management structure. We refine our methodologies from time to time as our management accounting practices are enhanced and our businesses and management structure change.
(b)	Business segment revenue is presented on a taxable-equivalent basis. The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than a taxable investment. To provide more meaningful comparisons of yields and margins for all earning assets, we also provide revenue on a taxable-equivalent basis by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income on other taxable investments. This adjustment is not permitted under generally accepted accounting principles (GAAP) on the Consolidated Income Statement. The following is a reconciliation of total consolidated revenue on a book (GAAP) basis to total consolidated revenue on a taxable-equivalent basis (in millions):

	June 30 2006	March 31 2006	December 31 2005	September 30 2005	June 30 2005
Total consolidated revenue, book (GAAP) basis	$1,786	$1,741	$1,709	$1,675	$1,463
Taxable-equivalent adjustment	6	7	13	7	7

Total consolidated revenue, taxable-equivalent basis	$1,792	$1,748	$1,722	$1,682	$1,470

(c)	Amounts for BlackRock represent the sum of total operating revenue and nonoperating income.
(d)	Amounts for PFPC represent the sum of fund servicing revenue and net nonoperating income less debt financing costs.

	June 30 2006	March 31 2006	December 31 2005	September 30 2005	June 30 2005
Period-end Employees
Full-time employees
Retail Banking	9,674	9,725	9,679	9,891	10,079
Corporate & Institutional Banking	1,899	1,892	1,861	1,740	1,791
BlackRock	2,317	2,232	2,151	2,145	2,141
PFPC	4,314	4,291	4,391	4,457	4,599
Other
Operations & Technology	3,994	3,942	3,966	4,010	4,104
Staff Services	1,593	1,560	1,545	1,568	1,683

Total Other	5,587	5,502	5,511	5,578	5,787

Total full-time employees	23,791	23,642	23,593	23,811	24,397
Total part-time employees	2,241	2,003	1,755	1,558	1,477

Total employees	26,032	25,645	25,348	25,369	25,874

The period-end employee statistics disclosed for each business segment reflect staff directly employed by the respective business segment and exclude operations, technology and staff services employees.

THE PNC FINANCIAL SERVICES GROUP, INC.

Retail Banking (Unaudited)

Three months ended Taxable-equivalent basis (a) Dollars in millions	June 30 2006	March 31 2006	December 31 2005	September 30 2005	June 30 2005
INCOME STATEMENT
Net interest income	$424	$408	$417	$407	$397
Noninterest income
Asset management	87	87	86	87	83
Service charges on deposits	77	71	72	71	65
Brokerage	59	58	54	54	56
Consumer services	88	86	78	72	68
Other	47	43	48	49	41

Total noninterest income	358	345	338	333	313

Total revenue	782	753	755	740	710
Provision for credit losses	28	9	9	14	15
Noninterest expense	455	436	434	444	436

Pretax earnings	299	308	312	282	259
Minority interest	5	4
Income taxes	109	114	117	106	97

Earnings	$185	$190	$195	$176	$162

AVERAGE BALANCE SHEET
Loans
Consumer
Home equity	$13,816	$13,778	$13,751	$13,570	$13,267
Indirect	1,019	987	980	952	917
Other consumer	1,202	1,248	1,264	1,205	1,171

Total consumer	16,037	16,013	15,995	15,727	15,355
Commercial	5,715	5,433	5,282	5,235	5,033
Floor plan	964	970	936	903	1,050
Residential mortgage	1,577	1,648	1,716	1,789	1,326
Other	248	236	244	247	269

Total loans	24,541	24,300	24,173	23,901	23,033
Goodwill	1,482	1,472	1,467	1,458	1,248
Loans held for sale	1,535	1,880	1,802	1,602	1,455
Other assets	1,725	1,717	1,598	1,585	1,482

Total assets	$29,283	$29,369	$29,040	$28,546	$27,218

Deposits
Noninterest-bearing demand	$7,908	$7,777	$7,925	$7,891	$7,529
Interest-bearing demand	7,950	8,025	8,095	8,044	7,929
Money market	14,697	14,644	14,399	14,042	13,175

Total transaction deposits	30,555	30,446	30,419	29,977	28,633
Savings	2,109	2,183	2,309	2,516	2,712
Certificates of deposit	13,560	13,115	12,671	11,996	11,107

Total deposits	46,224	45,744	45,399	44,489	42,452
Other liabilities	537	560	392	370	396
Capital	2,979	2,943	2,965	2,919	2,774

Total funds	$49,740	$49,247	$48,756	$47,778	$45,622

PERFORMANCE RATIOS
Return on average capital	25%	26%	26%	24%	23%
Noninterest income to total revenue	46	46	45	45	44
Efficiency, GAAP basis	58	58	57	60	61
Efficiency, as adjusted (b)	56	56	55	58	59

(a)	See notes (a) and (b) on page 3.
(b)	See page 10 for a reconciliation of the efficiency ratio, as adjusted, to the efficiency ratio on a GAAP basis.

THE PNC FINANCIAL SERVICES GROUP, INC.

Retail Banking (Unaudited) (Continued)

Three months ended Dollars in millions except as noted	June 30 2006	March 31 2006	December 31 2005	September 30 2005	June 30 2005
OTHER INFORMATION (a)
Credit-related statistics:
Nonperforming assets	$104	$93	$90	$87	$84
Net charge-offs	$19	$14	$12	$11	$16
Annualized net charge-off ratio	.31%	.23%	.20%	.18%	.28%

Home equity portfolio credit statistics:
% of first lien positions	45%	45%	46%	47%	48%
Weighted average loan-to-value ratios	69%	68%	68%	70%	70%
Weighted average FICO scores	728	727	728	721	720
Loans 90 days past due	.21%	.22%	.21%	.18%	.18%

Checking-related statistics:
Retail Banking checking relationships	1,956,000	1,950,000	1,934,000	1,921,000	1,882,000
Consumer DDA households using online banking	897,000	880,000	855,000	830,000	793,000
% of consumer DDA households using online banking	51%	50%	49%	48%	47%
Consumer DDA households using online bill payment	305,000	253,000	205,000	188,000	167,000
% of consumer DDA households using online bill payment	17%	14%	12%	11%	10%

Small business deposits:
Noninterest-bearing demand	$4,319	$4,357	$4,555	$4,499	$4,267
Interest-bearing demand	1,392	1,454	1,656	1,547	1,478
Money market	2,617	2,705	2,941	3,045	2,774
Certificates of deposit	574	553	530	410	353

Brokerage statistics:
Margin loans	$194	$205	$217	$223	$218
Financial consultants (b)	775	783	779	784	789
Full service brokerage offices	100	100	100	99	98
Brokerage account assets (billions)	$43	$43	$42	$42	$41

Other statistics:
Gains on sales of education loans (c)	$7	$4	$4	$11	$3
Period-end full-time employees	9,674	9,725	9,679	9,891	10,079
Period-end part-time employees	1,526	1,373	1,117	934	832
ATMs	3,553	3,763	3,721	3,770	3,788
Branches (d)	846	846	839	830	827

ASSETS UNDER ADMINISTRATION (in billions) (e)
Assets under management
Personal	$40	$40	$40	$41	$41
Institutional	10	10	9	9	9

Total	$50	$50	$49	$50	$50

Asset Type
Equity	$31	$32	$31	$31	$31
Fixed income	12	12	12	13	13
Liquidity/Other	7	6	6	6	6

Total	$50	$50	$49	$50	$50

Nondiscretionary assets under administration
Personal	$25	$28	$27	$27	$26
Institutional	60	59	57	58	59

Total	$85	$87	$84	$85	$85

Asset Type
Equity	$31	$33	$33	$32	$31
Fixed income	26	26	24	25	26
Liquidity/Other	28	28	27	28	28

Total	$85	$87	$84	$85	$85

(a)	Presented as of period-end, except for net charge-offs, annualized net charge-off ratio, gains on sales of education loans, and small business deposits.
(b)	Financial consultants provide services in full service brokerage offices and PNC traditional branches.
(c)	Included in “Noninterest income-Other” on page 4.
(d)	Excludes certain satellite branches that provide limited products and service hours.
(e)	Excludes brokerage account assets.

THE PNC FINANCIAL SERVICES GROUP, INC.

Corporate & Institutional Banking (Unaudited)

Three months ended Taxable-equivalent basis (a) Dollars in millions except as noted	June 30 2006	March 31 2006	December 31 2005	September 30 2005	June 30 2005
INCOME STATEMENT
Net interest income	$173	$175	$184	$194	$183
Noninterest income
Corporate services	133	113	118	99	92
Other	76	52	56	53	46

Noninterest income	209	165	174	152	138

Total revenue	382	340	358	346	321
Provision for (recoveries of) credit losses	17	12	23	(1)	(48)
Noninterest expense	192	176	177	172	155

Pretax earnings	173	152	158	175	214
Income taxes	57	47	50	57	70

Earnings	$116	$105	$108	$118	$144

AVERAGE BALANCE SHEET
Loans
Corporate (b)	$9,981	$9,685	$9,829	$11,436	$10,940
Commercial real estate	2,760	2,643	2,620	2,580	2,139
Commercial - real estate related	2,484	2,454	2,219	2,155	2,105
Asset-based lending	4,452	4,252	4,227	4,227	4,303

Total loans (b)	19,677	19,034	18,895	20,398	19,487
Loans held for sale	875	866	923	789	694
Other assets	5,739	5,596	5,508	5,497	5,466

Total assets	$26,291	$25,496	$25,326	$26,684	$25,647

Deposits	$9,454	$9,584	$10,129	$9,535	$9,165
Commercial paper (c)			514	2,553	2,168
Other liabilities	3,722	3,439	3,405	3,280	3,472
Capital	2,027	1,945	1,787	1,743	1,671

Total funds	$15,203	$14,968	$15,835	$17,111	$16,476

PERFORMANCE RATIOS
Return on average capital	23%	22%	24%	27%	35%
Noninterest income to total revenue	55	49	49	44	43
Efficiency	50	52	49	50	48

COMMERCIAL MORTGAGE SERVICING PORTFOLIO (in billions)
Beginning of period	$140	$136	$126	$119	$105
Acquisitions/additions	19	13	21	18	21
Repayments/transfers	(8)	(9)	(11)	(11)	(7)

End of period	$151	$140	$136	$126	$119

OTHER INFORMATION
Consolidated revenue from: (d)
Treasury Management	$106	$102	$105	$105	$103
Capital Markets	$76	$64	$62	$42	$29
Midland Loan Services	$42	$42	$41	$39	$32
Equipment Leasing	$17	$18	$17	$16	$18
Total loans (e)	$20,057	$19,447	$18,817	$21,084	$20,726
Nonperforming assets (e)	$125	$112	$124	$67	$77
Net charge-offs (recoveries)	$12	$4	$28	$5	$(54)
Period-end full-time employees	1,899	1,892	1,861	1,740	1,791
Net gains on commercial mortgage loan sales	$18	$7	$13	$21	$18
Net carrying amount of commercial mortgage servicing rights (e)	$385	$353	$344	$297	$276

(a)	See notes (a) and (b) on page 3.
(b)	Includes lease financing and Market Street. Market Street was deconsolidated from our Consolidated Balance Sheet effective October 17, 2005.
(c)	Includes Market Street. See Supplemental Average Balance Sheet Information on pages 11-12.
(d)	Represents consolidated PNC amounts.
(e)	Presented as of period-end.

THE PNC FINANCIAL SERVICES GROUP, INC.

BlackRock (Unaudited) (a)

Three months ended Taxable-equivalent basis (a) Dollars in millions except as noted	June 30 2006	March 31 2006	December 31 2005	September 30 2005	June 30 2005
INCOME STATEMENT
Investment advisory and administrative fees	$313	$350	$320	$255	$231
Other income	47	46	49	46	40

Total operating revenue	360	396	369	301	271
Operating expense	253	286	245	208	179
Fund administration and servicing costs	11	10	11	13	10

Total expense	264	296	256	221	189

Operating income	96	100	113	80	82
Nonoperating income	5	14	6	19	5

Pretax earnings	101	114	119	99	87
Minority interest		1	1	1	1
Income taxes	38	42	45	37	33

Earnings	$63	$71	$73	$61	$53

PERIOD-END BALANCE SHEET
Goodwill and other intangible assets	$490	$492	$484	$492	$500
Other assets	1,434	1,349	1,364	1,181	1,063

Total assets	$1,924	$1,841	$1,848	$1,673	$1,563

Liabilities and minority interest	$883	$852	$926	$806	$709
Stockholders’ equity	1,041	989	922	867	854

Total liabilities and stockholders’ equity	$1,924	$1,841	$1,848	$1,673	$1,563

PERFORMANCE DATA
Return on average equity	25%	30%	32%	28%	25%
Operating margin (b)	27	25	31	27	30
Diluted earnings per share	$.95	$1.06	$1.09	$.92	$.80

ASSETS UNDER MANAGEMENT (in billions) (at period end)
Separate accounts
Fixed income	$283	$284	$280	$265	$258
Cash management	10	10	7	8	8
Cash management - securities lending	11	8	5	6	7
Equity	23	23	21	20	19
Alternative investment products	27	27	25	25	23

Total separate accounts	354	352	338	324	315

Mutual funds (c)
Fixed income	25	24	25	25	26
Cash management	67	69	74	63	60
Equity	18	18	16	16	13

Total mutual funds	110	111	115	104	99

Total assets under management	$464	$463	$453	$428	$414

OTHER INFORMATION
Period-end full-time employees	2,317	2,232	2,151	2,145	2,141

___________
(a) See notes (a) and (b) on page 3.

(b)    While BlackRock reports its financial results on a GAAP basis, management believes that in evaluating its results, it is also useful to review additional non-GAAP measures, including operating margin, as adjusted, which is calculated as operating income excluding, net of tax, State Street Research and Management (SSRM) fee-sharing payment, LTIP expense, Merrill Lynch Investment Management (MLIM) transaction costs, and appreciation on Rabbi trust assets related to BlackRock’s deferred compensation plans divided by total revenue less, net of tax, reimbursable property management compensation and fund administration and servicing costs. Management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The following is a reconciliation of this presentation to operating margin calculated on a GAAP basis (operating income divided by total revenue) in millions:

Operating income, GAAP basis	$96	$100	$113	$80	$82
Add back: SSRM fee-sharing payment		34
Add back: LTIP expense	15	14	15	14	16
Less: portion of LTIP to be funded by BlackRock	(3)	(2)	(2)	(2)	(4)
Add back: MLIM transaction costs	13	6
Add back: Appreciation on assets related to deferred compensation plans	1	5		8

Operating income, as adjusted	$122	$157	$126	$100	$94

Total revenue, GAAP basis	$360	$396	$369	$301	$271
Less: reimbursable property management compensation	5	6	6	7	6
Less: fund administration and servicing costs	11	10	12	12	10

Revenue used for operating margin calculation, as reported	$344	$380	$351	$282	$255

Operating margin, GAAP basis	27%	25%	31%	27%	30%
Operating margin, as adjusted	36%	41%	36%	35%	37%

We believe that operating margin, as adjusted, is an effective indicator of management’s ability to, and useful to management in deciding how to, effectively employ BlackRock’s resources. As such, we believe operating margin, as adjusted, provides useful disclosure to investors. The 2006 SSRM fee-sharing payment was excluded because it represents a non-recurring payment (based on a performance fee) pursuant to the SSRM acquisition agreement. The portion of the LTIP expense associated with awards to be met by the distribution to the LTIP participants of shares of BlackRock stock currently held by PNC has been excluded from operating income because, exclusive of the potential impact related to LTIP participants’ put options, these charges will not impact BlackRock’s book value. Compensation expense associated with appreciation on assets related to BlackRock’s deferred compensation plans has been excluded because investment returns on these assets reported in nonoperating income, net of the related impact on compensation expense, results in a nominal impact on net income. MLIM transaction costs consist of compensation costs and certain professional fees incurred in 2006 related to the pending MLIM transaction. We have excluded fund administration and servicing costs from the operating margin, as adjusted, calculation because BlackRock receives offsetting revenue and expense for these services. Reimbursable property management compensation represents compensation and benefits paid to certain BlackRock Realty Advisors, Inc. (“Realty”) personnel. These employees are retained on Realty’s payroll when properties are acquired by Realty’s clients. The related compensation and benefits are fully reimbursed by Realty’s clients and have been excluded from revenue used for operating margin measurement, as adjusted, because they bear no economic cost to BlackRock.

(c)	Includes BlackRock Funds, BlackRock Liquidity Funds, BlackRock Closed-End Funds, PNC Investment Contract Fund and BlackRock Global Series plc.

THE PNC FINANCIAL SERVICES GROUP, INC.

PFPC (Unaudited) (a)

Three months ended Dollars in millions except as noted	June 30 2006	March 31 2006	December 31 2005	September 30 2005	June 30 2005
INCOME STATEMENT
Fund servicing revenue	$218	$227	$217	$221	$221
Expenses
Operating expense	163	170	161	168	169
Amortization of other intangibles, net	4	3	4	3	4

Total expense	167	173	165	171	173

Operating income	51	54	52	50	48
Debt financing	11	10	10	10	10
Net nonoperating income	1	1	2		1

Pretax earnings	41	45	44	40	39
Income taxes	15	18	15	12	15

Earnings	$26	$27	$29	$28	$24

PERIOD-END BALANCE SHEET
Goodwill and other intangible assets	$1,018	$1,022	$1,025	$1,029	$1,009
Other assets	1,398	1,363	1,103	1,053	1,074

Total assets	$2,416	$2,385	$2,128	$2,082	$2,083

Debt financing	$852	$890	$890	$939	$987
Other liabilities	1,137	1,094	864	799	778
Shareholder’s equity	427	401	374	344	318

Total funds	$2,416	$2,385	$2,128	$2,082	$2,083

PERFORMANCE RATIOS
Return on average equity	25%	28%	32%	34%	31%
Operating margin (b)	23	24	24	23	22

SERVICING STATISTICS (at period end)
Accounting/administration net fund assets (in billions) (c)
Domestic	$671	$665	$754	$726	$699
Offshore	72	85	81	67	67

Total	$743	$750	$835	$793	$766

Asset type (in billions)
Money market	$247	$238	$361	$333	$333
Equity	317	338	305	284	262
Fixed income	110	107	104	114	111
Other	69	67	65	62	60

Total	$743	$750	$835	$793	$766

Custody fund assets (in billions)	$389	$383	$476	$475	$462

Shareholder accounts (in millions)
Transfer agency	18	20	19	19	20
Subaccounting	47	45	43	40	38

Total	65	65	62	59	58

OTHER INFORMATION
Period-end full-time employees	4,314	4,291	4,391	4,457	4,599

(a)	See notes (a) and (b) on page 3.
(b)	Operating income divided by fund servicing revenue.
(c)	Includes alternative investment net assets serviced.

THE PNC FINANCIAL SERVICES GROUP, INC.

Details of Net Interest Income, Net Interest Margin, and Trading Revenue (Unaudited)

Taxable-equivalent basis

Net Interest Income

	Quarter ended
In millions	June 30 2006	March 31 2006	December 31 2005	September 30 2005	June 30 2005
Interest income
Loans	$801	$750	$730	$721	$649
Securities available for sale and held to maturity	255	244	234	219	199
Other	76	79	83	62	60

Total interest income	1,132	1,073	1,047	1,002	908

Interest expense
Deposits	379	327	305	270	224
Borrowed funds	191	183	174	166	143

Total interest expense	570	510	479	436	367

Net interest income (a)	$562	$563	$568	$566	$541

(a)	The following is a reconciliation of net interest income as reported in the Consolidated Income Statement (GAAP basis) to net interest income on a taxable-equivalent basis:

	Quarter ended
In millions	June 30 2006	March 31 2006	December 31 2005	September 30 2005	June 30 2005
Net interest income, GAAP basis	$556	$556	$555	$559	$534
Taxable-equivalent adjustment	6	7	13	7	7

Net interest income, taxable-equivalent basis	$562	$563	$568	$566	$541

Net Interest Margin

	Quarter ended
	June 30 2006	March 31 2006	December 31 2005	September 30 2005	June 30 2005
Average yields/rates
Yield on interest-earning assets
Loans	6.38%	6.14%	5.91%	5.75%	5.48%
Securities available for sale and held to maturity	4.76	4.66	4.49	4.29	4.21
Other	5.23	5.04	5.00	4.15	4.11
Total yield on interest-earning assets	5.84	5.64	5.44	5.23	5.03
Rate on interest-bearing liabilities
Deposits	3.11	2.81	2.58	2.33	2.05
Borrowed funds	5.06	4.65	4.23	3.79	3.48
Total rate on interest-bearing liabilities	3.56	3.27	3.01	2.73	2.44

Interest rate spread	2.28	2.37	2.43	2.50	2.59
Impact of noninterest-bearing sources	.62	.58	.53	.46	.41

Net interest margin	2.90%	2.95%	2.96%	2.96%	3.00%

Trading Revenue (b)

	Quarter ended
In millions	June 30 2006	March 31 2006	December 31 2005	September 30 2005	June 30 2005
Net interest income (expense)	$(3)		$2	$1	$4
Noninterest income	55	$57	49	47	11

Total trading revenue	$52	$57	$51	$48	$15

Securities underwriting and trading (c)	$2	$4	$7	$2	$5
Foreign exchange	17	14	12	10	9
Financial derivatives	33	39	32	36	1

Total trading revenue	$52	$57	$51	$48	$15

(b)	See pages 11-12 for disclosure of average trading assets and liabilities.
(c)	Includes changes in fair value for certain loans accounted for at fair value. See page 11 for disclosure of average loans at fair value.

THE PNC FINANCIAL SERVICES GROUP, INC.

Efficiency	Ratios (Unaudited)

GAAP and Bank Efficiency Ratios

	Quarter ended
	June 30 2006	March 31 2006	December 31 2005	September 30 2005	June 30 2005
GAAP basis efficiency ratio (a)	64%	67%	67%	69%	71%
Bank efficiency ratio (b)	59%	63%	64%	67%	69%

(a)	Calculated as noninterest expense divided by the sum of net interest income and noninterest income.
(b)	The bank efficiency ratio represents the consolidated (GAAP basis) efficiency ratio excluding the effect of BlackRock and PFPC. We believe the disclosure of this bank efficiency ratio is meaningful for investors because it provides a more relevant basis of comparison with other financial institutions that may not have significant asset management and fund processing businesses.

Reconciliation of GAAP amounts with amounts used in the calculation of the bank efficiency ratio:

	Quarter ended
Dollars in millions	June 30 2006	March 31 2006	December 31 2005	September 30 2005	June 30 2005
PNC total revenue, GAAP basis	$1,786	$1,741	$1,709	$1,675	$1,463
Less: BlackRock revenue (c)	365	409	373	320	275
PFPC revenue (c)	208	218	209	211	212

Revenue, as adjusted	$1,213	$1,114	$1,127	$1,144	$976

PNC noninterest expense, GAAP basis	$1,149	$1,171	$1,145	$1,159	$1,040
Less: BlackRock noninterest expense	264	296	256	221	189
PFPC noninterest expense	167	173	165	171	173

Noninterest expense, as adjusted	$718	$702	$724	$767	$678

(c)	These amounts differ from amounts included on pages 7 and 8 of this financial supplement due to the presentation on pages 7 and 8 of BlackRock revenue on a taxable-equivalent basis and classification differences related to BlackRock and PFPC. Note 13 Segment Reporting in our first quarter 2006 Quarterly Report on Form 10-Q provides further details on these differences.

Retail Banking Efficiency Ratios

	Quarter ended
	June 30 2006	March 31 2006	December 31 2005	September 30 2005	June 30 2005
Efficiency, GAAP basis (a)	58%	58%	57%	60%	61%
Efficiency, as adjusted (b)	56%	56%	55%	58%	59%

(a)	Calculated as noninterest expense divided by the sum of net interest income and noninterest income.
(b)	Calculated by excluding the impact of Hilliard Lyons activities included within the Retail Banking business segment.

Activities excluded are the principal activities of Hilliard Lyons on a management reporting basis, including client-related brokerage and trading, investment banking and investment management. Industry-wide efficiency measures for brokerage firms and asset management firms differ significantly due primarily to the highly variable compensation structure of brokerage firms. We believe the disclosure of an efficiency ratio for Retail Banking excluding the impact of these Hilliard Lyons activities is meaningful for investors as it provides a more relevant basis of comparison with other retail banking franchises.

Reconciliation of GAAP amounts with amounts used in the calculation of the adjusted Retail Banking efficiency ratio:

	Quarter ended
Dollars in millions	June 30 2006	March 31 2006	December 31 2005	September 30 2005	June 30 2005
Revenue, GAAP basis	$782	$753	$755	$740	$710
Less: Hilliard Lyons	50	56	48	50	51

Revenue, as adjusted	$732	$697	$707	$690	$659

Noninterest expense, GAAP basis	$455	$436	$434	$444	$436
Less: Hilliard Lyons	45	45	44	44	46

Noninterest expense, as adjusted	$410	$391	$390	$400	$390

THE PNC FINANCIAL SERVICES GROUP, INC.

Average Consolidated Balance Sheet (Unaudited)

Three months ended - in millions	June 30 2006	March 31 2006	December 31 2005	September 30 2005	June 30 2005
Assets
Interest-earning assets
Securities available for sale and held to maturity
Mortgage-backed, asset-backed, and other debt	$13,771	$13,007	$12,541	$12,154	$11,139
U.S. Treasury and government agencies/corporations	7,263	7,527	7,952	7,960	7,406
State and municipal	152	156	161	167	171
Corporate stocks and other	230	216	163	167	190

Total securities available for sale and held to maturity (a) (b)	21,416	20,906	20,817	20,448	18,906
Loans, net of unearned income
Commercial	20,348	19,556	19,130	19,685	19,259
Commercial real estate	3,071	3,021	2,983	2,947	2,478
Consumer	16,049	16,184	16,310	16,673	16,195
Residential mortgage	7,353	7,272	7,175	6,739	5,742
Lease financing	2,761	2,769	2,821	2,937	2,978
Other	354	344	364	469	484

Total loans, net of unearned income (a)	49,936	49,146	48,783	49,450	47,136
Loans held for sale	2,411	2,745	2,715	2,390	2,152
Federal funds sold and resale agreements	613	488	643	423	649
Other	2,795	3,147	3,248	3,046	3,098

Total interest-earning assets	77,171	76,432	76,206	75,757	71,941
Noninterest-earning assets
Allowance for loan and lease losses	(600)	(600)	(628)	(634)	(655)
Cash and due from banks	3,140	3,187	3,325	3,233	3,106
Other	13,736	13,110	13,167	12,720	13,167

Total assets (a)	$93,447	$92,129	$92,070	$91,076	$87,559

Supplemental Average Balance Sheet Information
Loans excluding conduit	$49,936	$49,146	$48,353	$47,351	$45,097
Market Street conduit (a)			430	2,099	2,039

Total loans (a)	$49,936	$49,146	$48,783	$49,450	$47,136

Trading Assets
Securities (c)	$1,477	$1,797	$1,852	$1,734	$1,932
Resale agreements (d)	378	321	593	411	411
Financial derivatives (e)	1,251	908	849	695	864
Loans at fair value (e)	170

Total trading assets	$3,276	$3,026	$3,294	$2,840	$3,207

(a)	We deconsolidated Market Street from our Consolidated Balance Sheet in October 2005. Assets and liabilities of Market Street, consisting primarily of securities, loans, and commercial paper, are not reflected in our Average Consolidated Balance Sheet after October 17, 2005. The deconsolidation of Market Street affected the following loan categories: commercial, consumer, lease financing and other.
(b)	Securities held to maturity totaled $1 million for the three months ended June 30, 2005 and are included in the “Mortgage-backed, asset-backed, and other debt” category above. Securities held to maturity totaled less than $.5 million for each of the other periods presented.
(c)	Included in “Interest-earning assets-Other” above.
(d)	Included in “Federal funds sold and resale agreements” above.
(e)	Included in “Noninterest-earning assets-Other” above.

THE PNC FINANCIAL SERVICES GROUP, INC.

Average Consolidated Balance Sheet (Unaudited) (Continued)

Three months ended - in millions	June 30 2006	March 31 2006	December 31 2005	September 30 2005	June 30 2005
Liabilities, Minority and Noncontrolling Interests, and Shareholders’ Equity
Interest-bearing liabilities
Interest-bearing deposits
Money market	$19,019	$18,482	$19,194	$18,447	$17,482
Demand	8,229	8,304	8,378	8,343	8,205
Savings	2,177	2,250	2,377	2,589	2,787
Retail certificates of deposit	13,686	13,243	12,804	12,143	11,215
Other time	1,323	1,309	1,527	2,306	1,484
Time deposits in foreign offices	4,276	3,396	2,482	2,061	2,477

Total interest-bearing deposits	48,710	46,984	46,762	45,889	43,650
Borrowed funds
Federal funds purchased	2,715	2,594	2,518	1,704	2,506
Repurchase agreements	2,226	2,307	1,915	2,137	2,405
Bank notes and senior debt	3,145	3,824	3,558	3,271	3,288
Subordinated debt	4,437	4,437	4,438	3,996	3,826
Commercial paper (a)	206	219	798	3,316	2,438
Other	2,298	2,380	2,960	2,790	1,867

Total borrowed funds	15,027	15,761	16,187	17,214	16,330

Total interest-bearing liabilities	63,737	62,745	62,949	63,103	59,980
Noninterest-bearing liabilities, minority and noncontrolling interests, and shareholders’ equity
Demand and other noninterest-bearing deposits	13,926	13,966	14,057	13,738	12,987
Allowance for unfunded loan commitments and letters of credit	103	101	80	84	78
Accrued expenses and other liabilities	6,305	6,106	6,049	5,408	6,095
Minority and noncontrolling interests in consolidated entities	631	589	599	518	526
Shareholders’ equity	8,745	8,622	8,336	8,225	7,893

Total liabilities, minority and noncontrolling interests, and shareholders’ equity	$93,447	$92,129	$92,070	$91,076	$87,559

Supplemental Average Balance Sheet Information
Interest-bearing deposits	$48,710	$46,984	$46,762	$45,889	$43,650
Demand and other noninterest-bearing deposits	13,926	13,966	14,057	13,738	12,987

Total deposits	$62,636	$60,950	$60,819	$59,627	$56,637
Transaction deposits	$41,174	$40,752	$41,629	$40,528	$38,674
Market Street commercial paper (a)			$514	$2,553	$2,167
Common shareholders’ equity	$8,738	$8,615	$8,328	$8,217	$7,885

Trading Liabilities
Securities sold short (b)	$769	$663	$961	$806	$750
Repurchase agreements and other borrowings (c)	641	886	985	933	1,078
Financial derivatives (d)	1,200	901	908	814	909
Borrowings at fair value (d)	48

Total trading liabilities	$2,658	$2,450	$2,854	$2,553	$2,737

(a)	See note (a) on page 11.
(b)	Included in “Borrowed funds-Other” above.
(c)	Included in “Borrowed funds-Repurchase agreements” and “Borrowed funds-Other” above.
(d)	Included in “Accrued expenses and other liabilities” above.

THE PNC FINANCIAL SERVICES GROUP, INC.

Details of Loans and Lending Statistics (Unaudited)

Loans

Period ended - in millions	June 30 2006	March 31 2006	December 31 2005	September 30 2005	June 30 2005
Commercial
Retail/wholesale	$5,393	$4,962	$4,854	$5,114	$5,295
Manufacturing	4,164	4,113	4,045	4,321	4,498
Other service providers	2,179	2,114	1,986	2,173	2,198
Real estate related	2,903	2,845	2,577	2,492	2,520
Financial services	1,479	1,561	1,438	1,297	1,374
Health care	641	651	616	608	671
Other	3,805	3,681	3,809	4,098	3,447

Total commercial	20,564	19,927	19,325	20,103	20,003

Commercial real estate
Real estate projects	2,438	2,325	2,244	2,147	2,030
Mortgage	768	721	918	779	806

Total commercial real estate	3,206	3,046	3,162	2,926	2,836

Equipment lease financing	3,583	3,558	3,628	3,721	3,668

Total commercial lending	27,353	26,531	26,115	26,750	26,507

Consumer
Home equity	13,853	13,787	13,790	13,722	13,531
Automobile	1,008	958	938	931	874
Other	1,388	1,363	1,445	2,232	2,165

Total consumer	16,249	16,108	16,173	16,885	16,570

Residential mortgage	7,416	7,362	7,307	7,156	6,508
Other	358	352	341	575	579
Unearned income	(828)	(832)	(835)	(856)	(847)

Total, net of unearned income (a)	$50,548	$49,521	$49,101	$50,510	$49,317

Supplemental Loan Information
Loans excluding conduit	$50,548	$49,521	$49,101	$47,889	$47,125
Market Street conduit (a)				2,621	2,192

Total loans (a)	$50,548	$49,521	$49,101	$50,510	$49,317

	June 30 2006	June 30 2005
Commercial Lending Exposure (b)(c)
Investment grade or equivalent	48%	49%
Non-investment grade
$50 million or greater	2%	2%
All other non-investment grade	50%	49%

Total	100%	100%

(a)	See note (a) on page 11.
(b)	Includes all commercial loans in the Retail Banking and Corporate & Institutional Banking business segments other than the loans of Market Street. We deconsolidated Market Street from our Consolidated Balance Sheet effective October 17, 2005.
(c)	Exposure represents the sum of all loans, leases, commitments and letters of credit.

THE PNC FINANCIAL SERVICES GROUP, INC.

Allowances for Loan and Lease Losses and Unfunded Loan Commitments and Letters of Credit and Net Unfunded Commitments (Unaudited)

Change in Allowance for Loan and Lease Losses

Three months ended - in millions	June 30 2006	March 31 2006	December 31 2005	September 30 2005	June 30 2005
Beginning balance	$597	$596	$634	$628	$600
Charge-offs
Commercial	(30)	(16)	(8)	(16)	(16)
Commercial real estate			(1)
Equipment lease financing (a)			(29)
Consumer	(12)	(12)	(12)	(12)	(11)
Residential mortgage			(1)		(1)

Total charge-offs (a)	(42)	(28)	(51)	(28)	(28)
Recoveries
Commercial (b)	4	6	6	8	62
Commercial real estate				1
Equipment lease financing	4				1
Consumer	4	4	4	4	3

Total recoveries (b)	12	10	10	13	66
Net recoveries (charge-offs)
Commercial (b)	(26)	(10)	(2)	(8)	46
Commercial real estate			(1)	1
Equipment lease financing (a)	4		(29)		1
Consumer	(8)	(8)	(8)	(8)	(8)
Residential mortgage			(1)		(1)

Total net recoveries (charge-offs) (a) (b)	(30)	(18)	(41)	(15)	38
Provision for (recoveries of) credit losses	44	22	24	16	(27)
Acquired allowance - Riggs					23
Net change in allowance for unfunded loan commitments and letters of credit		(3)	(21)	5	(6)

Ending balance	$611	$597	$596	$634	$628

Supplemental Information
Commercial lending net (charge-offs) recoveries (a) (b) (c)	$(22)	$(10)	$(32)	$(7)	$47
Consumer lending net charge-offs (d)	(8)	(8)	(9)	(8)	(9)

Total net (charge-offs) recoveries (a) (b)	$(30)	$(18)	$(41)	$(15)	$38
Net charge-offs to average loans
Commercial lending	.34%	.16%	.51%	.11%	(.73)%
Consumer lending	.14	.14	.15	.14	.15

(a)	Fourth quarter 2005 amounts reflect the impact of a charge-off related to a single leasing customer during that period.
(b)	Second quarter 2005 amounts reflect the impact of a $53 million loan recovery during that period.
(c)	Includes commercial, commercial real estate and equipment lease financing.
(d)	Includes consumer and residential mortgage.

Change in Allowance for Unfunded Loan Commitments and Letters of Credit

Three months ended - in millions	June 30 2006	March 31 2006	December 31 2005	September 30 2005	June 30 2005
Beginning balance	$103	$100	$79	$84	$78
Net change in allowance for unfunded loan commitments and letters of credit		3	21	(5)	6

Ending balance	$103	$103	$100	$79	$84

Net Unfunded Commitments

In millions	June 30 2006	March 31 2006	December 31 2005	September 30 2005	June 30 2005
Net unfunded commitments (e)	$40,904	$40,806	$40,178	$35,261	$33,925

(e)	Balances at June 30, 2006, March 31, 2006 and December 31, 2005 reflect the deconsolidation of Market Street from our Consolidated Balance Sheet effective October 17, 2005. Amounts related to Market Street are now considered third party net unfunded commitments.

THE PNC FINANCIAL SERVICES GROUP, INC.

Details of Nonperforming Assets (Unaudited)

Nonperforming Assets by Type

Period ended - in millions	June 30 2006	March 31 2006	December 31 2005	September 30 2005	June 30 2005
Nonaccrual loans
Commercial	$151	$127	$134	$86	$88
Commercial real estate	12	13	14	11	11
Equipment lease financing	16	16	17	3	4
Consumer	14	11	10	11	10
Residential mortgage	14	15	15	16	19

Total nonaccrual loans	207	182	190	127	132
Troubled debt restructured loan	1

Total nonperforming loans	208	182	190	127	132
Nonperforming loans held for sale (a)		1	1	1	2
Foreclosed and other assets
Equipment lease financing	12	13	13	13	13
Residential mortgage	8	8	9	11	13
Other	3	3	3	4	4

Total foreclosed and other assets	23	24	25	28	30

Total nonperforming assets (b)	$231	$207	$216	$156	$164

Nonperforming loans to total loans	.41%	.37%	.39%	.25%	.27%
Nonperforming assets to total loans, loans held for sale and foreclosed assets	.44	.40	.42	.29	.32
Nonperforming assets to total assets	.24	.22	.23	.17	.18

______________
(a) Amounts represent troubled debt restructured loans held for sale.
(b) Excludes equity management assets carried at estimated fair value (amounts include troubled debt restructured assets of $7 million, $7 million, $7 million, $16 million and $15 million, respectively).	$18	$21	$25	$27	$31

Change in Nonperforming Assets

In millions	Six months ended
January 1, 2006	$216
Transferred from accrual	127
Returned to performing	(10)
Principal activity including payoffs	(46)
Asset sales	(11)
Charge-offs and valuation adjustments	(45)

June 30, 2006	$231

THE PNC FINANCIAL SERVICES GROUP, INC.

Details of Nonperforming Assets (Unaudited) (Continued)

Nonperforming Assets by Business

Period ended - in millions	June 30 2006	March 31 2006	December 31 2005	September 30 2005	June 30 2005
Retail Banking
Nonperforming loans	$95	$84	$81	$78	$74
Foreclosed and other assets	9	9	9	9	10

Total	$104	$93	$90	$87	$84

Corporate & Institutional Banking
Nonperforming loans	$112	$97	$108	$48	$57
Nonperforming loans held for sale		1	1	1	2
Foreclosed and other assets	13	14	15	18	18

Total	$125	$112	$124	$67	$77

Other (a)
Nonperforming loans	$1	$1	$1	$1	$1
Foreclosed and other assets	1	1	1	1	2

Total	$2	$2	$2	$2	$3

Consolidated Totals
Nonperforming loans	$208	$182	$190	$127	$132
Nonperforming loans held for sale		1	1	1	2
Foreclosed and other assets	23	24	25	28	30

Total	$231	$207	$216	$156	$164

Largest Nonperforming Assets at June 30, 2006 - in millions (b)

Ranking	Outstandings	Industry
1	$16	Food Mfg.
2	15	Real Estate
3	15	Transportation Equipment Mfg.
4	14	Air Transportation
5	12	Air Transportation
6	12	Motion Picture and Sound Recording
7	12	Computer and Electronic Mfg.
8	7	Truck Transportation
9	6	Real Estate
10	5	Telecommunications

Total	$114

As a percent of nonperforming assets	49%

(a)	Represents residential mortgages related to PNC’s asset and liability management function.
(b)	Amounts shown are not net of related allowance for loan and lease losses, if applicable.

Glossary of Terms

Accounting/administration net fund assets - Net domestic and foreign fund investment assets for which we provide accounting and administration services. We do not include these assets on our Consolidated Balance Sheet.

Adjusted average total assets - Primarily comprised of total average quarterly (or annual) assets plus (less) unrealized losses (gains) on available-for-sale debt securities, less goodwill and certain other intangible assets.

Annualized - Adjusted to reflect a full year of activity.

Assets under management - Assets over which we have sole or shared investment authority for our customers/clients. We do not include these assets on our Consolidated Balance Sheet.

Basis point – One hundredth of a percentage point.

Charge-off - Process of removing a loan or portion of a loan from our balance sheet because it is considered uncollectible. We also record a charge-off when a loan is transferred to held for sale and its market value is less than its carrying amount.

Common shareholders’ equity to total assets - Common shareholders’ equity divided by total assets. Common shareholders’ equity equals total shareholders’ equity less the liquidation value of preferred stock.

Custody assets - Investment assets held on behalf of clients under safekeeping arrangements. We do not include these assets on our Consolidated Balance Sheet. Investment assets held in custody at other institutions on our behalf are included in the appropriate asset categories on the Consolidated Balance Sheet as if physically held by us.

Derivatives - Financial contracts whose value is derived from publicly traded securities, interest rates, currency exchange rates or market indices. Derivatives cover a wide assortment of financial contracts, including forward contracts, futures, options and swaps.

Duration of equity - An estimate of the rate sensitivity of our economic value of equity. A negative duration of equity is associated with asset sensitivity (i.e., positioned for rising interest rates), while a positive value implies liability sensitivity (i.e., vulnerable to rising rates). For example, if the duration of equity is +1.5 years, the economic value of equity declines by 1.5% for each 100 basis point increase in interest rates.

Earning assets - Assets that generate income, which include: federal funds sold; resale agreements; other short-term investments, including trading securities; loans held for sale; loans, net of unearned income; securities; and certain other assets.

Economic capital - Represents the amount of resources that our business segments should hold to guard against potentially large losses that could cause insolvency. It is based on a measurement of economic risk, as opposed to risk as defined by regulatory bodies. The economic capital measurement process involves converting a risk distribution to the capital that is required to support the risk, consistent with our target credit rating. As such, economic risk serves as a “common currency” of risk that allows us to compare different risks on a similar basis.

Economic value of equity (“EVE”) - The present value of the expected cash flows of our existing assets less the present value of the expected cash flows of our existing liabilities, plus the present value of the net cash flows of our existing off-balance sheet positions.

Effective duration - A measurement, expressed in years, that, when multiplied by a change in interest rates, would approximate the percentage change in value of our on- and off-balance sheet positions.

Efficiency - Noninterest expense divided by the sum of net interest income and noninterest income.

Funds transfer pricing - A management accounting methodology designed to recognize the net interest income effects of sources and uses of funds provided by the assets and liabilities of our business segments. We assign these balances LIBOR-based funding rates at origination that represent the interest cost for us to raise/invest funds with similar maturity and repricing structures.

GAAP - Accounting principles generally accepted in the United States of America.

Leverage ratio - Tier 1 risk-based capital divided by adjusted average total assets.

Net interest margin - Annualized taxable-equivalent net interest income divided by average earning assets.

Nondiscretionary assets under administration - Assets we hold for our customers/clients in a non-discretionary, custodial capacity. We do not include these assets on our Consolidated Balance Sheet.

Noninterest income to total revenue - Noninterest income divided by the sum of net interest income and noninterest income.

Nonperforming assets - Nonperforming assets include nonaccrual loans, troubled debt restructured loans, nonaccrual loans held for sale, foreclosed assets and other assets. We do not accrue interest income on assets classified as nonperforming.

Nonperforming loans - Nonperforming loans include loans to commercial, equipment lease financing, consumer, commercial real estate and residential mortgage customers as well as troubled debt restructured loans. Nonperforming loans do not include nonaccrual loans held for sale, foreclosed assets or other assets. We do not accrue interest income on loans classified as nonperforming.

Operating leverage - The period to period percentage change in total revenue less the percentage change in noninterest expense. A positive percentage indicates that revenue growth exceeded expense growth (i.e., positive operating leverage) while a negative percentage implies expense growth exceeded revenue growth (i.e., negative operating leverage).

Recovery - Cash proceeds received on a loan that we had previously charged off. We credit the amount received to the allowance for loan and lease losses.

Return on average capital - Annualized net income divided by average capital.

Return on average assets - Annualized net income divided by average assets.

Return on average common equity - Annualized net income divided by average common shareholders’ equity.

Risk-weighted assets - Primarily computed by the assignment of specific risk-weights (as defined by The Board of Governors of the Federal Reserve System) to assets and off-balance sheet instruments.

Securitization - The process of legally transforming financial assets into securities.

Tangible common equity ratio - Common shareholders’ equity less goodwill and other intangible assets (excluding mortgage servicing rights) divided by period-end assets less goodwill and other intangible assets (excluding mortgage servicing rights).

Taxable-equivalent interest - The interest income earned on certain assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than a taxable investment. To provide more meaningful comparisons of yields and margins for all interest-earning assets, we also provide revenue on a taxable-equivalent basis by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income on other taxable investments. This adjustment is not permitted under GAAP on the Consolidated Income Statement.

Tier 1 risk-based capital - Tier 1 risk-based capital equals: total shareholders’ equity, plus trust preferred capital securities, plus certain minority interests that are held by others; less goodwill and certain other intangible assets, less equity investments in nonfinancial companies and less net unrealized holding losses on available-for-sale equity securities. Net unrealized holding gains on available-for-sale equity securities, net unrealized holding gains (losses) on available-for-sale debt securities and net unrealized holding gains (losses) on cash flow hedge derivatives are excluded from total shareholders’ equity for tier 1 risk-based capital purposes.

Tier 1 risk-based capital ratio - Tier 1 risk-based capital divided by period-end risk-weighted assets.

Total fund assets serviced - Total domestic and offshore fund investment assets for which we provide related processing services. We do not include these assets on our Consolidated Balance Sheet.

Total risk-based capital - Tier 1 risk-based capital plus qualifying senior and subordinated debt, other minority interest not qualified as tier 1, and the allowance for loan and lease losses, subject to certain limitations.

Total risk-based capital ratio - Total risk-based capital divided by period-end risk-weighted assets.

Transaction deposits - The sum of money market and interest-bearing demand deposits and demand and other noninterest-bearing deposits.

Yield curve (shape of the yield curve, flat yield curve) - A graph showing the relationship between the yields on financial instruments or market indices of the same credit quality with different maturities. For example, a “normal” or “positive” yield curve exists when long-term bonds have higher yields than short-term bonds. A “flat” yield curve exists when yields are the same for short-term and long-term bonds. A “steep” yield curve exists when yields on long-term bonds are significantly higher than on short-term bonds. An “inverted” or “negative” yield curve exists when short-term bonds have higher yields than long-term bonds.

Business Segment Products and Services

Retail Banking provides deposit, lending, brokerage, trust, investment management, and cash management services to approximately 2.5 million consumer and small business customers within our primary geographic area. Our customers are serviced through approximately 850 offices in our branch network, the call center located in Pittsburgh and the Internet – www.pncbank.com. The branch network is located primarily in Pennsylvania; New Jersey; the greater Washington, D.C. area, including Virginia and Maryland; Ohio; Kentucky and Delaware. Brokerage services are provided through PNC Investments, LLC, and J.J.B. Hilliard, W.L. Lyons, Inc. Retail Banking also serves as investment manager and trustee for employee benefit plans and charitable and endowment assets and provides nondiscretionary defined contribution plan services and investment options through its Vested Interest® product. These services are provided to individuals and corporations primarily within our primary geographic markets.

Corporate & Institutional Banking provides lending, treasury management, and capital markets products and services to mid-sized corporations, government entities, and selectively to large corporations. Lending products include secured and unsecured loans, letters of credit and equipment leases. Treasury management services include cash and investment management, receivables management, disbursement services, funds transfer services, information reporting, and global trade services. Capital markets products and services include foreign exchange, derivatives, loan syndications, mergers and acquisitions advisory and related services to middle-market companies, securities underwriting, and securities sales and trading. Corporate & Institutional Banking also provides commercial loan servicing, real estate advisory and technology solutions for the commercial real estate finance industry. Corporate & Institutional Banking provides products and services generally within our primary geographic markets, with certain products and services provided nationally.

BlackRock is one of the largest publicly traded investment management firms in the United States, with approximately $464 billion of assets under management at June 30, 2006. BlackRock provides diversified investment management services to institutional and individual investors worldwide through a variety of fixed income, cash management, equity, and alternative investment products. Mutual funds include the flagship fund families, BlackRock Funds and BlackRock Liquidity Funds. In addition, BlackRock provides risk management, investment system outsourcing and financial advisory services to institutional investors under the BlackRock Solutions® brand name.

PFPC is a leading full service provider of processing, technology and business solutions for the global investment industry. Securities services include custody, securities lending and accounting and administration for funds registered under the 1940 Act and alternative investments. Investor services include transfer agency, managed accounts, subaccounting, and distribution. PFPC services $1.9 trillion in total assets and 65 million shareholder accounts as of June 30, 2006 both domestically and internationally through its Ireland and Luxembourg operations.